            EXHIBIT 10.12

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
SUPPLEMENT NO. 5 AND AMENDMENT NO. 1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 5 AND AMENDMENT NO. 1 dated November 13, 2024 (this “Mortgage Supplement and Amendment”) made by WHEELS UP PARTNERS LLC, a Delaware limited liability company (the “Owner”), in favor of U.S. BANK TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Collateral Agent, as Mortgagee (in such capacity, the “Mortgagee”) for the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Aircraft Mortgage and Security Agreement, dated as of September 20, 2023 (as amended or supplemented to date, herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage or by reference in the Mortgage), which Mortgage was recorded by the FAA on October 18, 2023 and assigned Conveyance No. DP032968, among the Owner and the Mortgagee, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Mortgagee; and
WHEREAS, parties wish to amend the definition of “EETC Intercreditor Agreement” in the Mortgage;
WHEREAS, the Mortgage was entered into between the Owner and the Mortgagee in order to secure the Obligations of the Borrower and the other Loan Parties under, inter alia, (a) that certain Credit Agreement, dated as of September 20, 2023 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, including by that certain Amendment No. 1 thereto, dated as of November 15, 2023, and as further amended by Amendment No. 2 thereto, dated as of the date hereof, herein called the “Credit Agreement”), among Wheels Up Experience Inc., as Borrower, the Owner and other subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, and U.S. Bank Trust Company, N.A., not in its individual capacity, but solely as Administrative Agent and as Collateral Agent, and (b) the other Loan Documents; and
WHEREAS, the Mortgage relates to the Airframes, Engines and propellers described in Exhibit A thereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement and Amendment, together with such counterpart of the Mortgage and any previous Mortgage Supplements, is being filed for recordation on the date hereof with the FAA, as one document.

NOW, THEREFORE, this Mortgage Supplement and Amendment witnesseth, that to secure the prompt and complete payment and performance when due of the Obligations of the Borrower and each other Loan Party under the Credit Agreement and each of the other Loan Documents, and without limitation, to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents to which it is a party, in each case for the benefit of the Mortgagee on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Secured Parties and such other Persons, an International Interest and a continuing security interest in and mortgage lien on all estate, right (including without limitation any and all Associated Rights), title and interest of Owner in, to and under the following described property, rights, interests and privileges whether now owned or hereafter acquired and subject to the Lien hereof:
(1)    each Aircraft set forth on Exhibit A hereto (including, without limitation, each Airframe and its related Engines as indicated in Exhibit A hereto) (each such Engine having 1750 or more pounds of thrust or the equivalent thereof), as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to an Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to such Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;
(2)    the Purchase Agreements and Bills of Sale with respect to such Aircraft indicated on Exhibit A hereto to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to such Airframes or Engines, together with all rights, powers, privileges, options and other benefits of the Owner thereunder with respect to such Airframes or Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder, in each case to the extent such rights exist and may be assigned without the consent of the applicable manufacturer;

(3)    any lease with respect to such Engines indicated on Exhibit A hereto, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the Permitted Lessee under such lease and all maintenance reserves and security deposits with respect to such lease, if any, whether cash, or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise for the obligations of the lessee thereunder as well as all rights of the Owner to enforce payment of any such rents, amounts or payments, (y) all rights of the Owner to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such lease, as well as the rights, powers and remedies on the part of the Owner, whether acting under such lease or by statute or at law or in equity, or otherwise, arising out of any default under such lease, and (z) any right to restitution from the lessee in respect of any determination of invalidity of such lease;
(4)    any Engine Maintenance Agreement with respect to such Engines indicated on Exhibit A hereto, together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner thereunder, including, without limitation, the right to receive and collect all payments to the Owner thereunder now or hereafter payable to or receivable by the Owner pursuant thereto and the right of the Owner to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in all cases as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder and any right to restitution from the relevant maintenance provider or any other Person in respect of any determination of invalidity of any thereof;
(5)    all proceeds with respect to the requisition of title to or use of any Aircraft indicated on Exhibit A hereto by any Government Entity or from the sale or other disposition of any such Aircraft or Airframe, any such Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Mortgage, and all insurance proceeds with respect to each Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 2.06 of the Mortgage;
(6)    with respect to such Aircraft indicated on Exhibit A hereto, all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 4.02(a) of the Mortgage, and all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Mortgagee by or for the account of Owner pursuant to any term of any Loan Document and held or required to be held by the Mortgagee hereunder or thereunder; and
(7)    all proceeds of the foregoing.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.
The definition of “EETC Intercreditor Agreement” shall be amended by deleting such definition in its entirety and replacing it as follows:
““EETC Intercreditor Agreement” shall mean the “EETC Intercreditor” as such term is defined under the Credit Agreement.”
The undersigned Owner hereby makes all of the representations and warranties of the Owner in the Mortgage as of the date hereof.
This Mortgage Supplement and Amendment shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
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IN WITNESS WHEREOF, Owner and the Mortgagee have caused this Mortgage Supplement and Amendment to be duly executed by one of their officers, thereunto duly authorized, on the day and year first above written.

WHEELS UP PARTNERS LLC,
as Owner

By:    /s/ Matthew J. Knopf
Name:    Matthew J. Knopf
Title:    Chief Legal Officer

U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Agent, as mortgagee

By:    /s/ James Hanley
Name:    James Hanley
Title:    Senior Vice President

EXHIBIT A
TO
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
SUPPLEMENT NO. 5 AND AMENDMENT NO. 1
DESCRIPTION OF AIRCRAFT, AIRFRAMES, ENGINES AND PROPELLERS

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